POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2020, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee La-Roche-Morris		March 3, 2020
Renee LaRoche-Morris
President (Principal Executive	Officer)

/s/ James Windels		March 3, 2020
James Windels
Treasurer (Principal Financial	and
Accounting Officer)

/s/ Joseph S. DiMartino		March 3, 2020
Joseph S. DiMartino
Chairman of the Board

/s/ Francine J. Bovich		March 3, 2020
Francine J. Bovich
Board Member

/s/ J. Charles Cardona	March 3, 2020
J. Charles Cardona
Board Member

/s/ Gordon J. Davis	March 3, 2020
Gordon J. Davis
Board Member

/s/ Andrew J. Donohue	March 3, 2020
Andrew J. Donohue
Board Member

/s/ Isabel P. Dunst	March 3, 2020
Isabel P. Dunst
Board Member

/s/ Nathan Leventhal	March 3, 2020
Nathan Leventhal
Board Member

/s/ Robin A. Melvin	March 3, 2020
Robin A. Melvin
Board Member

/s/ Roslyn M. Watson	March 3, 2020
Roslyn M. Watson
Board Member

/s/ Beranee Pratt Wiley	March 3, 2020
Benaree Pratt Wiley
Board Member

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On March 3, 2020 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public

ATTACHMENT A

CitizensSelect Funds
Dreyfus AMT-Free Municipal Cash Management Plus
Dreyfus AMT-Free New York Municipal Cash Management
Dreyfus Cash Management
Dreyfus Government Cash Management Funds
Dreyfus Institutional Liquidity Funds
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Reserves Funds
BNY Mellon Investment Grade Funds, Inc.
BNY Mellon Investment Portfolios
Dreyfus Liquid Assets, Inc.
BNY Mellon Opportunity Funds
BNY Mellon Short-Intermediate Municipal Bond Fund
Dreyfus Tax Exempt Cash Management Funds
Dreyfus Treasury Obligations Cash Management Fund
Dreyfus Treasury Securities Cash Management
BNY Mellon Ultra Short Income Fund
BNY Mellon Large Cap Securities Fund, Inc.
BNY Mellon Sustainable U.S. Equity Fund, Inc.
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.